SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2009

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

3 Corporate Drive, Suite 100, Clifton Park, NY 12065
(518) 348-0099
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On January 16, 2009, On2 Technologies, Inc. (“On2”) and its Finnish subsidiary, On2 Technologies Finland Oy (“On2 Finland” and together with On2, the “Company”) and Eero Kaikkonen, On2’s Chief Marketing Officer and Chief Executive Officer and President of On2 Finland, agreed to terminate Mr. Kaikkonen’s employment agreement with the Company dated October 31, 2007 (“Existing Employment Agreement’), except to the extent that the respective obligations of the parties survive termination of the Existing Employment Agreement.  See Items 5.02(b) and 5.02(e) below in this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Mr. Kaikkonen.

On January 16, 2009, Mr. Kaikkonen and the Company entered into an agreement pursuant to which Mr. Kaikkonen resigned from all the offices he held with the Company and terminated his employment with the Company.  See Item 5.02(e) below in this Current Report.

(e) Transition Agreement with Mr. Kaikkonen

On January 16, 2009 (the “Effective Date”), the Company entered into a transition agreement with Mr. Kaikkonen (the “Transition Agreement”) providing for his resignation from the offices that he held with the Company, termination of his employment with the Company, and commencement of a one-year consulting engagement with the Company.  The Transition Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The summary of the Transition Agreement set forth below is qualified in its entirety by reference to the text of the Transition Agreement.

Under the Transition Agreement and subject to the terms and conditions set forth therein, Mr. Kaikkonen resigned from the offices he held with the Company and terminated his employment with the Company on the Effective Date.  Commencing on the Effective Date and continuing for a period of one year (the “Transition Period”), Mr. Kaikkonen will serve as a consultant to the Company’s chief executive officer, providing advice in the areas of marketing and strategic planning and such other advisory services as the chief executive officer may request.

Pursuant to the terms of the Transition Agreement, the Company will pay Mr. Kaikkonen €5,000 per month during the Transition Period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be s on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2009	On2 Technologies, Inc.
By: /s/ Matthew Frost
Name: Matthew Frost
Title: Interim Chief Executive Officer and Chief Operating Officer

On2 Technologies, Inc.
Current Report On Form 8-K
Dated January 22, 2009
EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition Agreement dated January 16, 2009